Exhibit 3.2

BYLAWS
OF
OLD SECOND BANCORP, INC.

ARTICLE I

OFFICES

Section 1.1.           Registered Office.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be Corporation Service Company.

Section 1.2.           Other Offices.  The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

Section 2.1.           Place of Meetings.  All meetings of the stockholders for the election of directors shall be held at the offices of the corporation in Aurora, Illinois, or elsewhere as the Board of Directors may designate.  Meetings of stockholders for any other purpose may be held at such place as shall be stated in the notice of the meeting, or in a duly executed waiver thereof.

Section 2.2.           Annual Meetings.  Unless otherwise directed by the Board of Directors, or the Chairman of the Board, an annual meeting of the stockholders shall be held on the second Tuesday in March in each year, but if a legal holiday, then on the next regular business day following, at which they shall elect by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.3.           Notice of Meeting.  Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, no less than ten nor more than fifty days before such meeting.

Section 2.4.           Stockholders’ List.  At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the Secretary.  Such list shall be open at the place where the meeting is to be held for said ten days, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 2.5.           Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 50% of the number of shares of the corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 2.6.           Notice of Special Meetings.  Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, no less than ten nor more than sixty days before such meeting.

Section 2.7.           Quorum.  The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation, or by these bylaws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 2.8.           Voting.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation, except as otherwise provided in the Certificate of Incorporation.

Section 2.9.           Proxies.  At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

Section 2.10.        Voting by Ballot.  Voting on any question or in any election may be viva voce unless the presiding officer shall order, or any stockholder shall request, that voting be by ballot.

Section 2.11.        Conduct of Meetings.  The Chairman of the Board, or in his absence the Vice-Chairman of the Board, or in his absence the President, and in their absence any person chosen by the stockholders present, shall call the meeting of the stockholders to order and shall act as chairman of the meeting.  The Secretary of the corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

Section 2.12.        Inspectors.  At any meeting of stockholders, the chairman of the meeting may, or, upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting to ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes and report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all stockholders.  Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting, such majority report being the report of the inspectors in such case.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof and shall be accepted by the chairman of the meeting for the conduct thereof, unless he shall be otherwise advised by counsel for the corporation.

ARTICLE III
DIRECTORS

Section 3.1.           Number and Classes of Directors.  The business and property of the corporation shall be managed and controlled by its Board of Directors, not less than five nor more than twenty-five in number, as from time to time shall be elected by its stockholders.  The directors shall be divided into three classes: Class I, Class II and Class III.  Such classes shall be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1987; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1988; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1989; or thereafter when their respective successors in each case are elected and qualified.  At each annual election held after 1986, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and qualified.  Any director elected to a particular class by the stockholders or directors shall be eligible, upon resignation, to be elected to a different class.

Section 3.2.           Qualifying Shares. Every director must own in his or her own right, free from encumbrance, during the full term of his or her directorship, shares of the capital stock of the corporation, in an amount equal to the greater of any one of the following: (a) aggregate par value of $1,000, (b) aggregate stockholder’s equity of $1,000; or (c) aggregate fair market value of $1,000. Determination of the values referred to in the immediately preceding sentence may be based on the value of the stock on the date it was purchased or an the date the person became a director, whichever value is greater,

Section 3.3.           Place of Meeting.  The directors may hold their meetings outside of the state of incorporation, at the office of the corporation or at such other places as they may from time to time determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

Section 3.4.           Vacancies.  A director may resign at any time by filing his written resignation with the Secretary of the corporation.  A director, whether elected by the stockholders or appointed by the directors, may be removed from office only for cause and by the affirmative vote of the holders of shares having at least 66 2/3% of the voting power of all outstanding capital stock of the corporation entitled to vote thereon.  If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, a majority of the director then in office, though less than a quorum, shall choose a successor or successors, or a director to fill the newly created directorship, and the director so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and qualified.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3.5.           General Powers.  The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.6.           Compensation of Directors.  Directors, as such, may receive such stated salary for their services and/or such fixed sums and expenses of attendance for attendance at each regular or special meeting of the board as may be established by resolution of the board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed compensation for attending committee meetings.

Section 3.7.           Annual Meeting and Regular Meetings.  Immediately following the annual election of directors, the newly elected directors and the continuing directors shall meet for the purpose of organization, the election of officers and the transaction of such of the business, at the same place as shall have been fixed for the annual meeting of the stockholders, and, if a majority of the directors be present at such time and place, no prior notice of such meeting shall be required to be given to the directors.  Regular meetings of the directors shall be held at the office of the corporation on the second Tuesday of each calendar month in each year at 3:00 o’clock in the afternoon, but if a legal holiday, then at the same time on the next regular business day following.  No notice of regular meetings shall be required.

Section 3.8.           Special Meetings.  Special meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board or President or at the request in writing of any two directors.  Notice of any such meeting, unless waived, shall be given by mail or telegram to each director, at his address as the same appears on the records of the corporation, not less than one day prior to the day on which such meeting is to be held if such notice is by telegram, and not less than three days prior to the day on which the meeting is to be held if such notice is by mail.  If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call.  Any such meeting may be held at such place as the board may fix from time to time or as may be specified or fixed in such notice or waiver thereof.  Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting.

Section 3.9.           Informal Action by Directors.  Any action required to be taken at a meeting of the Board of Directors, or any other action that may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors constituting the Board of Directors and entitled to vote with respect to the subject matter thereof.

Section 3.10.        Presence at Meetings.  Members of the board, or of any committee thereof, may participate in a meeting of the board or of such committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 3.11.        Quorum and Manner of Acting.  Except as otherwise provided in these bylaws, a majority of the total number of directors as at the time specified by the bylaws shall constitute a quorum at any regular or special meeting of the Board of Directors.  Except as otherwise provided by law or by the Certificate of Incorporation, as amended, or by these bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.  Notice of any adjourned meeting need not be given.

Section 3.12.        Presumption of Assent.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively deemed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

Section 4.1.           Number.  Executive officers of the corporation elected by the directors shall be a Chairman of the Board of Directors, a President and a Vice President, each of whom shall also be a member of the Board of Directors.  The directors may also elect a Vice-Chairman of the Board of Directors who must also be a member of the Board of Directors and who, if elected, shall also be considered an executive officer.  The directors may also elect one or more additional vice presidents or other additional officers, all as the directors shall determine.  Any two or more offices may be held by the same individual.

(A)          Chairman of the Board.  The Chairman shall preside at all meetings of the stockholders and of the Board of Directors.  The Chairman may sign, with the ‘Secretary or any other proper officer of the Association thereunto authorized by the Board of Directors, certificates for shares of the Association, any deeds, mortgages, bonds, contracts or other instruments whose execution has been authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Association, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

(B)           Chief Executive Officer.  The Board of Directors shall appoint either the Chairman of the Board, the Vice-Chairman of the Board or the President of the Association to be the Chief Executive Officer of the Association who shall in general supervise and control all of the business and affairs of the Association.

(C)           Chief Financial Officer.  The Board of Directors may designate one of the executive officers of the Association to be the Chief Financial Officer of the Association who shall be responsible for the accounting records, the preparation of financial statements and management control reports, administration of budgets and forecasting, and systems and procedures for the entire Association and who further shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer of the Association.

(D)          Chief Operating Officer.  The Board of Directors may designate one of the executive officers of the Association to be the Chief Operating Officer of the Association who shall be responsible for the general management of the business and affairs of the Association and shall perform such other duties as the Chairman of the Board of the Board of Directors shall prescribe.

(E)           Vice-Chairman of the Board.  If appointed by the Board of Directors, the Vice-Chairman of the Board shall, in the absence of the Chairman of the Board, assume the duties and responsibilities of the Chairman of the Board.

Section 4.2.           Election, Term of Office and Eligibility.  The executive officers of the corporation shall be elected annually by the Board of Directors at its annual meeting; provided that new or additional officers may be elected at any meeting of the board.  Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3, shall hold office until the next annual election of officers or until his death, resignation or removal prior thereto.  None of the officers need be members of the board.

Section 4.3.           Subordinate Officers.  The Board of Directors shall appoint a Secretary and may appoint an auditor and Assistant Secretaries, controllers and other officers and such agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.4.           Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled for the unexpired portion of the term by the vote of a majority of the whole Board of Directors.

Section 4.5.           Removal.  The elected officers may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the bylaws.  Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the board or by any committee or any officer senior in status to the subordinate officer being removed.

Section 4.6.           Chairman of the Board.  The Chairman shall preside at all meetings of the stockholders and of the Board of Directors.  The Chairman may sign, with the, Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments whose execution has, been authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by. these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.7.           Vice-Chairman of the Board.  If appointed by the Board of Directors, the Vice-Chairman of the Board shall, in the absence of the Chairman of the Board, assume the duties and responsibilities of the Chairman of the Board.

Section 4.8.           President.  If the Chairman of the Board and the President are one and the same person, then the President shall have the same duties and obligations of the Chairman of the Board.  During any period of time when the Chairman of the Board and the President are not one and the same person, the President shall assist the Chief Executive Officer in the general management of the business and affairs of the corporation, and shall perform such other duties as the Chairman of the Board of Directors shall prescribe.  The President, in the absence of the Chairman of the Board and the Vice-Chairman of the Board, shall assume the duties and responsibilities of the Chairman of the Board.  In the event of the absence or disability of the President, the Chairman of the Board shall perform the duties of the President.

Section 4.9.           Chief Executive Officer.  The Board of Directors shall appoint either the chairman of the Board, the Vice-Chairman of the Board or the President of the corporation to be the Chief Executive Officer of the corporation who shall in general supervise and control all of the business and affairs of the corporation.

Section 4.10.        Chief Financial Officer.  The Board of Directors may designate one of the executive officers of the corporation to be the chief Financial Officer of the corporation who shall be responsible for the accounting records, the preparation of financial statements and management control reports, administration of budgets and forecasting, and systems and procedures for the entire corporation and who further shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer of the corporation.  The Chief Financial Officer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 8.2 of these bylaws.

Section 4.11.        The Vice Presidents.  The elected Vice Presidents shall perform such duties as from time to time may be assigned to them by the Board of Directors or by the chief executive officer of the corporation.

Section 4.12.        The Secretary.  The Secretary shall:

(A)             Keep the minutes of the meetings of the stockholders and of the Board of Directors;

(B)             See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(C)             Be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or reproduced on all documents the execution of which on behalf of the corporation under its seal is duly authorized;

(D)             Have charge of the stock record book of the corporation;

(E)              In general, perform all duties incident to the office of Secretary, and such other duties as are provided by these bylaws and as from time to time are assigned to him by the Board of Directors or by the chief executive officer of the corporation.

Section 4.13.        Assistant Secretaries.  The Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary, respectively, or by the Board of Directors or by the chief executive officer of the corporation.

Section 4.14.        Salaries.  The salaries of the elected executive officers shall be fixed from time to time by the Board or Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.  The salaries of all other officers of the corporation shall be reviewed by the Board of Directors.

Section 4.15.        Bonds.  If the Board of Directors or the chief executive officer shall so require, any officer or agent of the corporation shall give bond to the corporation, in such amount and with such surety as the board or the chief executive officer, as the case may be, may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 4.16.        Delegation of Duties.  In case of the absence of any officer of the corporation or for any other reason that may seem sufficient to the board, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

ARTICLE V

SHARES OF STOCK

Section 5.1.           Regulation.  Subject to the terms of any contract of the corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the stock of the corporation, including the issue of new certificates for lost, stolen or destroyed certificates, and including the appointment of transfer agents and registrars.

Section 5.2.           Stock Certificates.  The shares of stock of the corporation shall be represented by a certificate, unless and until the Board of Directors of the corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the corporation signed by, or in the name of the corporation by any two of the executive officers of the corporation or by any other person so designated by the Board of Directors, provided that such signatures may be facsimiles on any certificate countersigned by a transfer agent, certifying the number of shares owned by such stockholder in the corporation.

Section 5.3.           Restriction on Transfer of Securities.

(A)          A restriction on the transfer or registration of transfer of securities of the corporation may be imposed either by the Certificate of Incorporation or by these bylaws or by an agreement among any number of security holders or among such holders and the corporation.  No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction, unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

(B)           A restriction on the transfer of securities of the corporation is permitted by this Section if it:

(1)           Obligates the holder of the restricted securities to offer to the corporation or to any other holders of securities of the corporation or to any other person or to any combination of the foregoing, a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

(2)           Obligates the corporation or any holder of securities of the corporation or any other person or any combination of the foregoing, to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

(3)           Requires the corporation or the holders of any class of securities of the corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

(4)           Prohibits the transfer of the restricted securities to designated persons or classes of persons, and such designation is not manifestly unreasonable; or

(5)           Restricts transfer or registration of transfer in any other lawful manner.

(C)           A restriction on transfer of any securities shall be ineffective unless noted conspicuously thereon, except against a person with actual knowledge of the restriction.

Section 5.4.           Transfer of Shares.  Subject to the restrictions permitted by Section 5.3, stock of the corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the corporation shall determine to waive such requirement.  No transfer of stock shall be valid as against the corporation for any purpose until it shall have been entered in the stock records of the corporation by an entry showing from and to whom transferred.

Section 5.5.           Fixing Date for Determination of Stockholders of Record.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

If no record date is fixed:

(A)          The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(B)           The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;

(C)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.6.           Lost Certificate.  Any stockholder claiming that a certificate representing shares of stock has been lost, stolen or destroyed, may make an affidavit or affirmation of the fact and if the Board of Directors so requires, advertise the same in a manner designated by the board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the board, but not exceeding double the value of the shares represented by said certificate; whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost, stolen or destroyed.

ARTICLE VI
BOOKS AND RECORDS

Section 6.1.           Location.  The books, accounts and records of the corporation may be kept at such place or places within or without the state of incorporation as the Board of Directors may from time to time determine,

Section 6.2.           Inspection.  The books, accounts and records of the corporation shall be open to inspection by any member of the Board of Directors at all times; and open to inspection by the stockholders at such times, and subject to such regulations, as the Board of Directors may prescribe, except as otherwise provided by statute.

Section 6.3.           Corporate Seal.  The corporate seal shall contain two concentric circles between which shall be the name of the corporation and the word “Delaware” and in the center shall be inscribed the words “Corporate Seal.”

ARTICLE VII

DIVIDENDS AND RESERVES

Section 7.1.           Dividends.  Subject to the provisions of the Certificate of Incorporation, as amended, and other lawful commitments of the corporation, dividends upon the shares of the capital stock of the corporation may be declared by the Board of Directors out of the surplus of the corporation or, in case there shall be no such surplus, out of the net profits of the corporation for .the fiscal year in which the dividend is declared and/or the preceding fiscal year, at any regular or special meeting of the Board of Directors. However, no dividend shall be declared or paid which would impair the capital of the corporation.

Section 7.2.           Reserves.  The Board of Directors of the corporation may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1.           Fiscal Year.  The fiscal year of the corporation shall end on the 31st day of December in each year.

Section 8.2.           Depositories.  The Board of Directors or an officer designated by the board shall appoint banks, trust companies, or other depositories in which shall be deposited from time to time the money or securities of the corporation.

Section 8.3.           Checks, Drafts and Notes.  All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the board,

Section 8.4.           Contracts and Other Instruments.  Except as otherwise provided in the bylaws, the Board of Directors may authorize any officer, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined in specific instances.

Section 8.5.           Notices.  Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a postpaid sealed wrapper, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the books of the corporation, or, in default of such address, to such director or stockholder at the General Post Office in the city of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered to a telegraph company.

Section 8.6.           Waivers of Notice.  Whenever any notice is required to be given under the provisions of the statutes or of the certificate of Incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 8.7.           Stock in Other Corporations.  Any shares of stock in any other corporation that may from time to time be held by this corporation may be represented and voted at any meeting of stockholders of such corporation by the majority of the Board of Directors of this corporation, or by persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of the Board of Directors.  If any such shares of stock are neither not so represented nor have persons been duly authorized or a proxy designated by the Board of Directors, then the Chairman of the Board, or in his absence, the President, of this corporation may vote at any meeting of the stockholders of such other corporation as the Chairman of the Board or President, as the case may be, deems to be in the best interests of this corporation.  Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer or of any other nominee designated for that purpose by the Board of Directors.  Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

Section 8.8.           Indemnification of Officers, Directors, Employees and Agents; Insurance.

(A)          Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation against expanses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(B)           The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Court of Chancery of the state of incorporation or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the state of incorporation or such other court shall deem proper.

(C)           To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(D)          Any indemnification under paragraph (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made:

(1)           By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(2)           If such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(3)           By the stockholders.

(E)           Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this paragraph.

(F)           The indemnification provided by this Section 8.8 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such off ice, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(G)           The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 8.8.

Section 8.9.           Amendment of Bylaws.  These bylaws may be added to, altered, amended or repealed, and new or other bylaws may be made and adopted by vote of a majority of the Board of Directors, at any regular or special meeting of the board, and without prior notice of intent to do so.